SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2004

ImmunoGen, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

(Former name or former address, if changed since last report)

Item 5.   Other Events.

On May 27, 2004, ImmunoGen, Inc. announced that 4,030,000 shares of the 4,096,098 shares of its common stock held by Shire BioChem Inc. were placed with a third party institutional buyer. The press release announcing this event is incorporated herein by reference and filed as Exhibit 99.1 hereto.

Item 7.  Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated May 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: May 27, 2004	/s/ Virginia A. Lavery
Virginia A. Lavery
Vice President, Finance and
Treasurer